ADTRAN Holdings, Inc. reports third quarter 2025 financial results

Huntsville, Alabama, USA. — Nov. 3, 2025 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” “ADTRAN” or the “Company”) today announced its unaudited financial results for the third quarter ended September 30, 2025.

•
Revenue: $279.4 million, higher by 23% year-over-year.
•
Gross margin: GAAP gross margin of 38.3%; non-GAAP gross margin of 42.1%.
•
Operating margin: GAAP operating margin of (1.0)%; non-GAAP operating margin of 5.4%.
•
Net cash provided by operating activities of $12.2 million.
•
GAAP diluted loss per share of $0.12; non-GAAP diluted earnings per share of $0.05.
•
Cash, cash equivalents and restricted cash of $101.2 million.

ADTRAN Holdings Chairman and Chief Executive Officer Tom Stanton stated, “Our third quarter revenue and operating margin were above the midpoint of our expectations, with robust sequential and year-over-year growth. The results reflect disciplined execution, broad-based growth, and continued momentum in a healthy industry environment. We’ve strengthened our capital structure, improved efficiency, and remain focused on key areas of the company.”

Mr. Stanton added, “We look forward to a strong finish to the year. With healthy demand and a portfolio aligned to key technology transitions, we remain focused on driving sustainable growth and maximizing long-term stockholder value.”

Business outlook1

For the fourth quarter of 2025, the Company expects revenue to be within a range of $275.0 million to $285.0 million. Non-GAAP operating margin is expected to be within a range of 3.5% to 7.5%.

1 Non-GAAP operating margin (which is calculated as non-GAAP operating income (loss) divided by revenue) is a non-GAAP financial measure. The Company has provided fourth quarter 2025 guidance with regard to non-GAAP operating margin. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of predicting the timing and amounts of various items within a reasonable range. In particular, non-GAAP operating margin excludes certain items, such as acquisition related expenses, amortizations and adjustments, stock-based compensation expense, restructuring expenses, integration expenses, deferred compensation adjustments, professional fees and other expenses, and goodwill impairment, that the Company is unable to quantitatively predict. Depending on the materiality of these items, they could have a significant impact on the Company's GAAP financial results.

Conference call

The Company will hold a conference call to discuss its third quarter 2025 results on Tuesday, November 4, 2025, at 9:30 a.m. Central Time (4:30 p.m. Central European Time). The Company will webcast this conference call at the events and presentations section of ADTRAN Holdings, Inc. Investor Relations website at https://events.q4inc.com/attendee/495431650 approximately 10 minutes before the start of the call, or you may dial 1-888-330-2391 (Toll-Free US) or 1-240-789-2702, and use Conference ID 8936454.

An online replay of the Company’s conference call, as well as the transcript of the call, will be available on the Investor Relations site https://investors.adtran.com/ shortly following the call and will remain available for at least 12 months. For more information, visit https://investors.adtran.com or email investor.relations@adtran.com.

Upcoming conference schedule

November 18, 2025: Craig-Hallum Alpha Select Conference – New York

November 20, 2025: Needham Tech Week Conference – New York

November 24-25, 2025: Deutsches Eigenkapitalforum – Frankfurt

December 16, 2025: Northland Capital Conference – Virtual

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the majority shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE (“Adtran Networks”). Find more at Adtran.com, LinkedIn and X.

Cautionary note regarding forward-looking statements

Statements contained in this press release and the accompanying earnings call which are not historical facts, such as those relating to future market conditions, customer demand, and ADTRAN Holdings’ strategy, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” “look forward” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to our ability to remain in compliance with the covenants set forth in and satisfy the payment obligations under our credit agreement and convertible notes, to satisfy our payment obligations to Adtran Networks’ minority shareholders under the Domination and Profit and Loss Transfer Agreement between us and Adtran Networks (the “DPLTA”), and to make payments to Adtran Networks in order to absorb its annual net loss pursuant to the DPLTA; (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as shifting customer spending patterns; (iii) risks and uncertainties related to our inventory practices and ability to match customer demand; (iv) risks and uncertainties relating to our level of indebtedness and our ability to generate cash; (v) risks and uncertainties relating to ongoing material weaknesses in our internal control over financial reporting; (vi) risks posed by changes in general economic conditions and monetary, fiscal and trade policies, including tariffs; (vii) risks posed by potential breaches of information systems and cyber-attacks; (viii) the risk that we may not be able to effectively compete, including through product improvements and development; and (ix) other risks set forth in our public filings made with the SEC, including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, as amended, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2025, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 to be filed with the SEC.

Explanation of use of non-GAAP financial measures

Set forth in the tables below are reconciliations of gross profit, gross margin, operating expenses, operating loss, operating margin, other expense, net loss inclusive of the non-controlling interest, net loss attributable to the Company, and loss per share - basic and diluted, attributable to the Company, and net cash provided by operating activities, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other expense, non-GAAP net income (loss) inclusive of the non-controlling interest, non-GAAP net income (loss) attributable to the Company, non-GAAP net earnings (loss) per share - basic and diluted, attributable to the Company, and free cash flow, respectively. Such non-GAAP measures exclude acquisition-related expenses, amortization and adjustments (consisting of intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations), stock-based compensation expense, restructuring expenses, integration expenses, deferred compensation adjustments, goodwill impairments, professional fees and other expenses, amortization of pension actuarial losses, the tax effect of these adjustments to net loss and purchases of property, plant and equipment and developed technologies. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures, when combined with the presentation of the most directly comparable GAAP financial measure, is beneficial to the overall understanding of ongoing operating performance of the Company. These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

For media

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

For investors

Peter Schuman, IRC

+1 256 963 6305

investor.relations@adtran.com

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30,	December 31,
	2025	2024
Assets
Current Assets
Cash and cash equivalents	$93,682	$76,021
Restricted cash	7,547	—
Accounts receivable, net	178,621	178,030
Other receivables	8,709	9,775
Inventory, net	223,755	261,557
Income tax receivable	6,478	5,461
Prepaid expenses and other current assets	72,424	56,395
Assets held for sale	11,901	11,901
Total Current Assets	603,117	599,140
Property, plant and equipment, net	121,465	106,454
Goodwill	59,919	52,918
Intangible assets, net	302,281	284,893
Deferred tax assets	17,826	17,826
Other non-current assets	69,021	78,128
Long-term investments	35,279	32,060
Total Assets	$1,208,908	$1,171,419

Liabilities, Redeemable Non-Controlling Interest and Equity
Current Liabilities
Accounts payable	$188,947	$171,825
Unearned revenue	57,563	52,701
Accrued expenses and other liabilities	30,544	34,158
Accrued wages and benefits	29,245	32,853
Income tax payable	1,453	1,936
Total Current Liabilities	307,752	293,473
Non-current revolving credit agreement	25,023	189,576
Non-current convertible senior notes, net of debt issuance costs	192,859	—
Deferred tax liabilities	32,299	30,372
Non-current unearned revenue	23,196	22,065
Non-current pension liability	9,725	8,983
Deferred compensation liability	36,684	33,203
Non-current lease obligations	25,950	25,925
Other non-current liabilities	11,749	17,928
Total Liabilities	665,237	621,525
Redeemable Non-Controlling Interest	402,088	422,943
Equity
Common stock	801	795
Additional paid-in capital	799,949	808,913
Accumulated other comprehensive income	74,655	11,254
Retained deficit	(728,714)	(688,813)
Treasury stock	(5,108)	(5,198)
Total Equity	141,583	126,951
Total Liabilities, Redeemable Non-Controlling Interest and Equity	$1,208,908	$1,171,419

Condensed Consolidated Statements of Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
		(Restated)		(Restated)
Revenue
Network Solutions	$232,543	$181,488	$654,258	$541,955
Services & Support	46,892	46,216	137,989	137,913
Total Revenue	279,435	227,704	792,247	679,868
Cost of Revenue
Network Solutions	153,107	128,320	434,669	381,359
Network Solutions - charges and inventory write-down	—	(328)	—	8,597
Services & Support	19,202	16,678	56,352	55,304
Total Cost of Revenue	172,309	144,670	491,021	445,260
Gross Profit	107,126	83,034	301,226	234,608
Selling, general and administrative expenses	58,234	57,550	168,866	175,905
Research and development expenses	51,680	51,577	152,434	172,144
Goodwill impairment	—	—	—	297,353
Operating Loss	(2,788)	(26,093)	(20,074)	(410,794)
Interest and dividend income	291	664	618	1,427
Interest expense	(5,499)	(5,679)	(14,824)	(17,183)
Net investment gain	2,186	1,382	3,575	4,507
Other income (expense), net	(745)	(850)	(2,437)	(441)
Loss Before Income Taxes	(6,555)	(30,576)	(33,142)	(422,484)
Income tax (expense) benefit	(1,202)	(390)	(1,821)	16,121
Net Loss	$(7,757)	$(30,966)	$(34,963)	$(406,363)
Less: Net Income attributable to non-controlling interest (1)	2,505	2,382	7,097	7,417
Net Loss attributable to ADTRAN Holdings, Inc.	$(10,262)	$(33,348)	$(42,060)	$(413,780)

Weighted average shares outstanding – basic	79,803	78,952	79,696	78,873
Weighted average shares outstanding – diluted	79,803	78,952	79,696	78,873

Loss per common share attributable to ADTRAN Holdings, Inc. – basic (2)	$(0.12)	$(0.38)	$(0.50)	$(5.21)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted (2)	$(0.12)	$(0.38)	$(0.50)	$(5.21)

(1) For the three and nine months ended September 30, 2025 we accrued $2.5 million and $7.5 million, respectively, net income attributable to non-controlling interest, representing the recurring cash compensation earned by non-controlling interest shareholders post-DPLTA. For the three and nine months ended September 30, 2024, we accrued $2.4 million and $7.4 million, respectively, representing the recurring cash compensation earned by non-controlling interest shareholders post-DPLTA.

(2) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $0.5 million and a $2.0 million effect of redemption of RNCI for the three and nine months ended September 30, 2025 and a $3.0 million effect of redemption of RNCI for the three and nine months ended September 30, 2024.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	September 30,
	2025	2024
		(Restated)
Cash flows from operating activities:
Net loss	$(34,963)	$(406,363)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	68,316	67,894
Goodwill impairment	—	297,353
Amortization of revolving credit facility issuance costs	975	1,013
Amortization of convertible notes issuance costs	45	—
Gain on investments, net	(3,828)	(4,238)
Net loss on disposal of property, plant and equipment	38	203
Stock-based compensation expense	8,738	11,482
Deferred income taxes	715	(13,399)
Other, net	—	(267)
Inventory write down - business efficiency program	—	4,135
Inventory reserves	8,754	6,667
Changes in operating assets and liabilities:
Accounts receivable, net	12,295	59,446
Other receivables	1,769	4,875
Income taxes receivable	(752)	(947)
Inventory	45,426	73,887
Prepaid expenses, other current assets and other assets	7,162	(22,164)
Accounts payable	585	9,697
Accrued expenses and other liabilities	(26,589)	15,034
Income taxes payable	(1,157)	(3,175)
Net cash provided by operating activities	87,529	101,133

Cash flows from investing activities:
Purchases of property, plant and equipment	(20,066)	(31,168)
Purchases of intangibles - developed technology	(29,491)	(19,669)
Proceeds from sales and maturities of available-for-sale investments	960	1,195
Purchases of available-for-sale investments	(318)	(195)
Payments for beneficial interests in securitized accounts receivable	(232)	282
Net cash used in investing activities	(49,147)	(49,555)

Cash flows from financing activities:
Tax withholdings related to stock-based compensation settlements	(1,313)	(189)
Proceeds from stock option exercises	1,434	219
Proceeds from receivables purchase agreement	—	68,556
Repayments on receivables purchase agreement	—	(83,772)
Proceeds from draw on revolving credit agreement	24,000	—
Repayment of revolving credit agreement	(189,000)	(5,000)
Proceeds from issuance of convertible notes	201,250	—
Payment for redemption of redeemable non-controlling interest	(19,364)	(17,395)
Payment for annual recurring compensation to non-controlling interest	(10,053)	(10,084)
Payments for capped call transactions related to convertible senior notes	(17,650)	—
Payment of debt issuance costs on revolving credit facility and convertible notes	(7,350)	(1,994)
Net cash used in financing activities	(18,046)	(49,659)

Net increase in cash and cash equivalents	20,336	1,919
Effect of exchange rate changes	4,872	(630)
Cash, cash equivalents and restricted cash, beginning of period	76,021	87,167
Cash, cash equivalents and restricted cash, end of period	$101,229	$88,456

Supplemental disclosure of cash financing activities:
Cash paid for interest expense	$13,335	$18,225
Cash paid for income taxes, net of refunds	$2,407	$9,122
Cash used in operating activities related to operating leases	$7,737	$7,380
Supplemental disclosure of non-cash investing and financing activities:
Redemption of redeemable non-controlling interest	$2,010	$2,976
Right-of-use assets obtained in exchange for lease obligations	$3,689	$2,122
Purchases of property, plant and equipment included in accounts payable	$4,874	$952
Purchases of property, plant and equipment included in other non-current liabilities	$5,157	$—
Debt issuance costs included in accrued expenses and other liabilities	$1,493	$—

Supplemental Information

Reconciliation of Gross Profit and Gross Margin to

Non-GAAP Gross Profit and Non-GAAP Gross Margin

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
			(Restated)		(Restated)
Total Revenue	$279,435	$265,068	$227,704	$792,247	$679,868

Cost of Revenue	$172,309	$166,144	$144,670	$491,021	$445,260
Acquisition-related expenses, amortizations and adjustments (1)	(10,140)	(10,599)	(10,276)	(30,570)	(30,517)
Stock-based compensation expense	(265)	(222)	(270)	(754)	(825)
Restructuring expenses (2)	—	—	(7)	—	(14,042)
Integration expenses (3)	—	—	(34)	—	(104)
Non-GAAP Cost of Revenue	$161,904	$155,323	$134,083	$459,697	$399,772

Gross Profit	$107,126	$98,924	$83,034	$301,226	$234,608
Non-GAAP Gross Profit	$117,531	$109,745	$93,621	$332,550	$280,096

Gross Margin	38.3%	37.3%	36.5%	38.0%	34.5%
Non-GAAP Gross Margin	42.1%	41.4%	41.1%	42.0%	41.2%

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks, which was completed as of December 31, 2024.

Supplemental Information

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

(Unaudited)

(In thousands)

	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2025		2025		2024		2025		2024
					(Restated)				(Restated)
Operating Expenses	$109,914		$112,242		$109,127		$321,300		$645,402
Acquisition-related expenses, amortizations and adjustments (1)	(1,898)	(2)	(2,175)	(7)	(5,054)	(11)	(6,322)	(15)	(17,168)	(18)
Stock-based compensation expense	(2,589)	(3)	(2,451)	(8)	(3,198)	(12)	(7,983)	(16)	(9,957)	(19)
Restructuring expenses	—		284	(9)	(5,930)	(13)	284	(9)	(26,534)	(20)
Integration expenses (4)	—		—		(333)	(14)	—		(1,344)	(21)
Deferred compensation adjustments (5)	(2,317)		(3,034)		(1,471)		(3,804)		(4,259)
Goodwill impairment	—		—		—		—		(297,353)	(22)
Professional fees and other expenses	(694)	(6)	(3,153)	(10)	—		(3,847)	(17)	—
Non-GAAP Operating Expenses	$102,416		$101,713		$93,141		$299,628		$288,787

(1) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $1.4 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(3) $1.8 million is included in selling, general and administrative expenses and $0.8 million is included in research and development expenses on the condensed consolidated statements of loss.

(4) Includes expenses on the condensed consolidated statements of loss related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks and which was completed as of December 31, 2024.

(5) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for certain employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(6) $0.7 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and fees relating to other one-time professional fees and business expenses.

(7) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $1.7 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(8) $1.8 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the condensed consolidated statements of loss.

(9) Includes a true-up of expenses on the condensed consolidated statements of loss for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(10) $3.2 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses.

(11) Includes $4.0 million of intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations and $0.6 million of legal and advisory fees related to a potential strategic transaction which are both included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(12) $2.3 million is included in selling, general and administrative expenses and $0.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(13) $2.7 million is included in selling, general and administrative expenses and $3.2 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses of $3.2 million of wage related and other charges due to the Greifswald facility closure of which $0.8 million is included in selling, general and administrative and $2.4 million is included in research and development expenses on the condensed consolidated statements of loss. The Business Efficiency Program was completed as of December 31, 2024.

(14) $0.3 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss, and is primarily related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks, which was completed as of December 31, 2024.

(15) $4.9 million is included in selling, general and administrative expenses and $1.4 million is included in research and development expenses on the condensed consolidated statements of loss.

(16) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $5.6 million is included in selling, general and administrative expenses and $2.4 million is included in research and development expenses on the condensed consolidated statements of loss.

(17) $3.8 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses.

(18) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $15.8 million is included in selling, general and administrative expenses and $1.4 million is included in research and development expenses on the condensed consolidated statements of loss.

(19) $7.1 million is included in selling, general and administrative expenses and $2.8 million is included in research and development expenses on the condensed consolidated statements of loss.

(20) $8.0 million is included in selling, general and administrative expenses and $18.6 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses of $16.5 million of wage related and other charges due to the Greifswald facility closure of which $3.2 million is included in selling, general and administrative and $13.3 million is included in research and development expenses on the condensed consolidated statements of loss. The Business Efficiency Program was completed as of December 31, 2024.

(21) $1.3 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes fees relating to the expansion of internal controls at Adtran Networks and the implementation of the DPLTA. Additionally, includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks of which $0.7 million is stock compensation expense for the program.

(22) Includes non-cash goodwill impairment charge related to our Services and Support reporting unit. The impairment primarily resulted from a decrease in projected revenue growth rates and EBITDA margins.

Supplemental Information

Reconciliation of Operating Loss and Operating Margin to Non-GAAP Operating Income (Loss)

and Non-GAAP Operating Margin

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
			(Restated)		(Restated)
Total Revenue	$279,435	$265,068	$227,704	$792,247	$679,868

Operating Loss	$(2,788)	$(13,318)	$(26,093)	$(20,074)	$(410,794)
Acquisition related expenses, amortizations and adjustments (1)	12,038	12,774	15,330	36,892	47,685
Stock-based compensation expense	2,855	2,673	3,468	8,738	10,782
Restructuring expenses (2)	—	(284)	5,936	(284)	40,576
Integration expenses (3)	—	—	367	—	1,447
Deferred compensation adjustments (4)	2,317	3,034	1,471	3,804	4,259
Goodwill impairment (5)	—	—	—	—	297,353
Professional fees and other expenses (6)	694	3,153	—	3,847	—
Non-GAAP Operating Income (Loss)	$15,116	$8,032	$479	$32,923	$(8,692)

Operating Margin	-1.0%	-5.0%	-11.5%	-2.5%	-60.4%
Non-GAAP Operating Margin	5.4%	3.0%	0.2%	4.2%	-1.3%

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes expenses for the Company's Business Efficiency Program, which was designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a results of the business combination with Adtran Networks, which was completed as of December 31, 2024.

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for certain employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(5) Non-cash impairment of goodwill in our Network Solutions reporting unit, necessitated by factors such as a decrease in the Company's market capitalization, cautious service provider spending due to economic uncertainty and continued elevated customer inventory adjustments.

(6) Includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses.

Supplemental Information

Reconciliation of Other Expense to Non-GAAP Other Expense

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
			(Restated)		(Restated)
Interest and dividend income	$291	$201	$664	$618	$1,427
Interest expense	(5,499)	(4,564)	(5,679)	(14,824)	(17,183)
Net investment gain	2,186	3,075	1,382	3,575	4,507
Other income (expense), net	(745)	(2,636)	(850)	(2,437)	(441)
Total Other Expense	$(3,767)	$(3,924)	$(4,483)	$(13,068)	$(11,690)
Deferred compensation adjustments (1)	(2,210)	(2,968)	(1,294)	(3,529)	(4,629)
Pension expense (2)	13	11	7	35	21
Non-GAAP Other Expense	$(5,964)	$(6,881)	$(5,770)	$(16,562)	$(16,298)

(1) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees.

(2) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

Supplemental Information

Reconciliation of Net Loss inclusive of Non-Controlling Interest to

Non-GAAP Net Income (Loss) inclusive of Non-Controlling Interest

(Unaudited)

and

Reconciliation of Net Loss attributable to ADTRAN Holdings, Inc. and

Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted to

Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc. and

Non-GAAP Earnings (Loss) per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
			(Restated)		(Restated)
Net Loss attributable to ADTRAN Holdings, Inc. common stockholders	$(9,743)	$(19,037)	$(30,372)	$(40,050)	$(410,804)
Effect of redemption of RNCI (1)	(519)	(1,494)	(2,976)	(2,010)	(2,976)
Net Loss attributable to ADTRAN Holdings, Inc.	$(10,262)	$(20,531)	$(33,348)	$(42,060)	$(413,780)
Net Income attributable to non-controlling interest (2)	2,505	2,273	2,382	7,097	7,417
Net Loss inclusive of non-controlling interest	$(7,757)	$(18,258)	$(30,966)	$(34,963)	$(406,363)
Acquisition related expenses, amortizations and adjustments (3)	12,038	12,774	15,330	36,892	47,685
Stock-based compensation expense	2,855	2,673	3,468	8,738	10,782
Deferred compensation adjustments (4)	107	66	177	275	(370)
Pension adjustments (5)	13	11	7	35	21
Restructuring expenses (6)	—	(284)	5,936	(284)	40,576
Integration expenses (7)	—	—	367	—	1,447
Goodwill impairment	—	—	—	—	297,353
Professional fees and other expenses (8)	694	3,153	—	3,847	—
Tax effect of adjustments to net loss (9)	(2,301)	388	(220)	(3,893)	(17,966)
Non-GAAP Net Income (Loss) inclusive of non-controlling interest	$5,649	$523	$(5,901)	$10,647	$(26,835)
Net Income attributable to non-controlling interest (2)	2,505	2,273	2,382	7,097	7,417
Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc.	$3,144	$(1,750)	$(8,283)	$3,550	$(34,252)
Effect of redemption of RNCI (1)	519	1,494	2,976	2,010	2,976
Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc. common stockholders	$3,663	$(256)	$(5,307)	$5,560	$(31,276)

Weighted average shares outstanding – basic	79,803	79,748	78,952	79,696	78,873
Weighted average shares outstanding – diluted	79,803	79,748	78,952	79,696	78,873

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.12)	$(0.24)	$(0.38)	$(0.50)	$(5.21)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.12)	$(0.24)	$(0.38)	$(0.50)	$(5.21)

Non-GAAP Earnings (Loss) per common share attributable to ADTRAN – basic	$0.05	$(0.00)	$(0.07)	$0.07	$(0.40)
Non-GAAP Earnings (Loss) per common share attributable to ADTRAN – basic	$0.05	$(0.00)	$(0.07)	$0.07	$(0.40)

(1) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $0.5 million and a $2.0 million effect of redemption of RNCI for the three and nine months ended September 30, 2025 and a $3.0 million effect of redemption of RNCI for the three and nine months ended September 30, 2024.

(2) Represents the non-controlling interest portion of the Company's ownership of Adtran Networks pre-DPLTA and the annual recurring compensation earned by redeemable non-controlling interests and accrued by the Company post-DPLTA.

(3) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(4) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(5) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

(6) Includes expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(7) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a results of the business combination with Adtran Networks. Includes fees incurred for the expansion of internal controls at Adtran Networks and the implementation of the DPTLA which was completed as of December 31, 2024.

(8) Includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses.

(9) Represents the tax effect of non-GAAP adjustments. Beginning in the period ended September 30, 2024, the Company changed its method of calculating non-GAAP income taxes by applying blended statutory tax rates to non-GAAP losses before income taxes in order to include current and deferred income tax expenses that are commensurate with the non-GAAP measure of profitability. The blended statutory tax rate is calculated using 0%, resulting in no tax benefits net of impact of valuation allowance, for the loss jurisdiction’s non-GAAP losses before income taxes and 30% for all remaining jurisdictions’ non-GAAP income before income taxes.

Supplemental Information

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
			(Restated)		(Restated)
Net cash provided by operating activities	$12,188	$32,160	$43,324	$87,529	$101,133
Purchases of property, plant and equipment and developed technologies (1)	(17,029)	(13,833)	(20,141)	(49,557)	(50,837)
Free cash flow (Non-GAAP)	$(4,841)	$18,327	$23,183	$37,972	$50,296

(1) Purchases related to capital expenditures and developed technologies.